Unity

UNITY SOFTWARE INC.
30 3RD STREET
SAN FRANCISCO, CA 94103

SCAN TO
VIEW MATERIALS & VOTE

HOW TO VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 6, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to *http://www.virtualshareholdermeeting.com/U2022SM*

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 6, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D90931-S51739 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNITY SOFTWARE INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	The issuance of shares of Unity Software Inc. ("Unity") common stock in connection with the merger contemplated by the Agreement and Plan of Merger, dated July 13, 2022, by and among Unity, ironSource Ltd. and Ursa Aroma Merger Subsidiary Ltd., a direct wholly owned subsidiary of Unity (the "Unity issuance proposal").	☐	☐	☐
2.	The adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Unity issuance proposal at the time of the special meeting.	☐	☐	☐

NOTE: Your proxy holder will also vote on any other business as may properly come before the meeting or any adjournment thereof and on such other matters as may properly come before said meeting.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com.

D90932-S51739

UNITY SOFTWARE INC.
Special Meeting of Stockholders
October 7, 2022 10:00 AM, Pacific Time
This Proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Luis Visoso and Nora Go, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of UNITY SOFTWARE INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at 10:00 AM, Pacific Time on October 7, 2022 at *http://www.virtualshareholdermeeting.com/U2022SM*, and any adjournment or postponement thereof and on such other matters as may properly come before said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE